Exhibit 10.5

                        COMMERCIAL SECURITY AGREEMENT

     This Commercial Security Agreement (herein called this "Agreement") is entered into this 3rd day of May, 2005, by and among MILLER PETROLEUM, INC., a Tennessee corporation ("Debtor"), with a mailing address of 3651 Baker Highway, Huntsville, TN 37756, and PROSPECT ENERGY CORPORATION, a Maryland corporation ("Secured Party"), as administrative agent for the Lenders (herein defined), whose address is 10 East 40th Street, Suite 4400, New York, NY;

     WHEREAS, Debtor, Secured Party and Petro Capital III, L.P. (together with Secured Party, the "Lenders") have entered into that certain Credit Agreement of even date herewith (the "Credit Agreement"), which requires as a condition thereto, that Debtor enter into this Agreement;

     NOW, THEREFORE, for value received, the receipt and sufficiency of which is hereby acknowledged, Debtor grants to Secured Party the security interest (and the pledges and assignments as applicable) hereinafter set forth and agrees with Secured Party as follows:

     A.   OBLIGATIONS SECURED.

           (i) Any and all present or future indebtedness, obligations and liabilities of Debtor incurred under, arising out of or in connection with (i) that certain promissory note executed by Debtor, payable to the order of Secured Party, and being in the principal amount of $3,150,000, with final maturity on or before June 30, 2006, (ii) that certain promissory note executed by Debtor, payable to the order of Petro Capital III, L.P., and being in the principal amount of $1,000,000, with final maturity on or before June 30, 2006, and (iii) all other notes given in substitution thereof or in modification, renewal or extension thereof, in whole or in part (such notes, as from time to time supplemented, amended or modified and all other notes given in substitution thereof or in modification, renewal or extension thereof, in whole or in part, being hereafter called the "Notes"); the Notes containing usual provisions for increased interest rates after maturity or default, and acceleration and attorneys' fees in the event of a default under the terms thereof;

           (ii) Any and all renewals and extensions, in whole or in part, amendments, modifications (including increases, if any) and rearrangements of the Notes;

           (iii) Any and all present or future indebtedness, obligations and liabilities of Debtor or any Guarantor incurred under, arising out of or in connection with (i) the Credit Agreement and (ii) all other documents executed in connection with the Credit Agreement, as the same may be modified, renewed and extended from time to time.

     B. USE OF COLLATERAL. Debtor represents, warrants and covenants that the Collateral will be used by the Debtor primarily for business use.

     C. DESCRIPTION OF COLLATERAL. Debtor hereby grants to Secured Party a security interest in (and hereby pledges and assigns as applicable) and agrees that Secured Party shall continue to have a security interest in (and a pledge and assignment as applicable), the following property related to the Collateral defined in the Credit Agreement, to wit:

            Contract Rights. All Debtor's rights and interests in and to all presently existing and hereafter created contracts and agreements.

            All Accounts. A security interest in all accounts now owned or existing as well as any and all that may hereafter arise or be acquired by Debtor, and all the proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts.

            General Intangibles. A security interest in all general intangibles and other personal property, including but not limited to intellectual property and all trade names, trademarks, service marks, logos, all internet addresses and designations, and all other internet name, website and fileserver location, and computer programs now owned or hereafter acquired by Debtor.

           Interest Reserve Account. A security interest in a Debt Service Account (as defined in the Credit Agreement), and all cash and other assets held in the account, provided that (i) such account has not been established as of the date of this Agreement and shall constitute Collateral only after it has been established in accordance with the Credit Agreement and (ii) the execution of the Deposit Account Control Agreement (as defined in the Credit Agreement) by the Borrower and the Lenders shall be deemed to be sufficient to establish the bank account identified therein as the Deposit Service Account and an acknowledgement by the parties that such account shall constitute Collateral in accordance with the terms of this Agreement.


     Unless otherwise defined, the term "Collateral" as used in this Agreement shall mean and include, and the security interest (and pledge and assignment as applicable) shall cover, all of the foregoing property, as well as any accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, farm products, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale or other disposition of such property.

     As additional security for the punctual payment and performance of the Obligations, and as part of the Collateral, Debtor hereby grants to Secured Party a security interest in, and a pledge and assignment of, any and all money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Debtor, now held or hereafter coming within Secured Party's custody or control, including without limitation, all certificates of deposit and other depository accounts, whether such have matured or the exercise of Secured Party's rights results in loss of interest or principal or other penalty on such deposits, but excluding deposits subject to tax penalties if assigned. Without prior notice to or demand upon the Debtor, Secured Party may exercise its rights granted above at any time when a default has occurred or Secured Party deems itself insecure. Secured Party's rights and remedies under this paragraph shall be in addition to and cumulative of any other rights or remedies at law and equity, including, without limitation, any rights of setoff to which Secured Party may be entitled.

     D. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR. Debtor represents and warrants as follows:

     1. Ownership; No Encumbrances. Except for the security interest (and pledges and assignments as applicable) granted hereby, the Debtor is, and as to any property acquired after the date hereof which is included within the Collateral, Debtor will be, the owner of all such Collateral free and clear from all charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

     2. No Financing Statements. Except for a financing statement in favor of William Parker Lee and/or Sherri Ann Parker Lee, there is no financing statement or similar filing now on file in any public office covering any part of the Collateral, and Debtor will not execute and there will not be on file in any public office any financing statement or similar filing except the financing statements filed or to be filed in favor of Secured Party.

     3. Accuracy of Information. All information furnished to Secured Party concerning Debtor, the Collateral and the Obligations, or otherwise for the purpose of obtaining or maintaining credit, is or will be at the time the same is furnished, accurate and complete in all material respects.

     4. Authority. Debtor has full right and authority to execute and perform this Agreement and to create the security interest (and pledges and assignment as applicable) created by this Agreement. The making and performance by Debtor of this Agreement will not violate any articles of incorporation, bylaws or similar document respecting Debtor, any provision of law, any order of court or governmental agency, or any indenture or other agreement to which Debtor is a party, or by which Debtor or any of Debtor's property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or result in the creation or imposition of any charge, lien, security interest, claim or encumbrance of any and every nature whatsoever upon the Collateral, except as contemplated by this Agreement and except for those certain promissory notes dated August 13, 2003 in the aggregate principal amount of $2,000,000 in favor of William Parker Lee and Sherri Ann Parker Lee.

     5. Addresses. The address of Debtor designated at the beginning of this Agreement is Debtor's place of business if Debtor has only one place of business; Debtor's chief executive office if Debtor has more than one place of business; or Debtor's residence if Debtor has no place of business. Debtor agrees not to change such address without advance written notice to Secured Party.

     E. GENERAL COVENANTS. Debtor covenants and agrees as follows and, where Debtor is not directly responsible for the operation, maintenance or condition of the Collateral, with respect to Sections E(1), E(2) and E(3) below, Debtor shall use its best efforts to cause such persons with direct responsibility to perform as therein provided:

     1. Operation of the Collateral. Debtor agrees to maintain and use the Collateral solely in the conduct of its own business, in a careful and proper manner, and in conformity with all applicable permits or licenses. Debtor shall comply in all respects with all applicable statutes, laws, ordinances and regulations. Debtor shall not use the Collateral in any unlawful manner or for any unlawful purposes, or in any manner or for any purpose that would expose the Collateral to unusual risk, or to penalty, forfeiture or capture, or that would render inoperative any insurance in connection with the Collateral.

     2. Condition. Debtor shall maintain, service and repair the Collateral so as to keep it in good operating condition. Debtor shall replace within a reasonable time all parts that may be worn out, lost, destroyed or otherwise rendered unfit for use, with appropriate replacement parts. Debtor shall obtain and maintain in good standing at all times all applicable permits, licenses, registrations and certificates respecting the Collateral.

     3. Assessments. Debtor shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Debtor or with respect to the Collateral or any part thereof.

     4. No Encumbrances. Debtor agrees not to suffer or permit any charge, lien, security interest, adverse claim or encumbrance of any and every nature whatsoever against the Collateral or any part thereof.

     5.   Reserved.

     6. No Transfer. Except as otherwise provided in the Credit Agreement with respect to inventory, Debtor shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing.

     7. Notices and Reports. Debtor shall promptly notify Secured Party in writing of any change in the name, identity or structure of Debtor, any charge, lien, security interest, claim or encumbrance asserted against the Collateral, any litigation against Debtor or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Debtor or the Collateral. Debtor shall furnish such other reports, information and data regarding Debtor's financial condition and operations, the Collateral and such other matters as Secured Party may request from time to time.

     8.   Reserved.

     9.   Reserved.

     10. Additional Filings. Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other documents as Secured Party may from time to time require in order to comply with the Tennessee Uniform Commercial Code (or other applicable state law of the jurisdiction where any of the Collateral is located) and to preserve and protect the Secured Party's rights to the Collateral.

     11. Protection of Collateral. Secured Party, at its option, whether before or after default, but without any obligation whatsoever to do so, may
(a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party's interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral, (d) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (e) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate. Debtor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Debtor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Debtor at the contract rate, or the maximum contract rate allowed under applicable laws if not paid within thirty (30) days from the date incurred, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

     12. Inspection. Debtor shall at all reasonable times allow Secured Party by or through any of its officers, agents, attorneys or accountants, to examine the Collateral, wherever located, and to examine and make extracts from Debtor's books and records.

     13. Further Assurances. Debtor shall do, make, procure, execute and deliver all such additional and further acts, things, deeds, interests and assurances as Secured Party may require from time to time to protect, assure and enforce Secured Party's rights and remedies.

     14. Insurance. Debtor shall have and maintain insurance at all time with respect to all Collateral insuring against risks of fire (including so-called extended coverage), theft and other risks as Secured Party may require, containing such terms, in such form and amounts and written by such companies as may be satisfactory to Secured Party, all of such insurance to contain loss payable clauses in favor of Secured Party as its interest may appear. Secured Party is hereby authorized to act as attorney for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts or instruments. Secured Party shall be authorized to apply the proceeds from any insurance to the Obligations secured hereby whether or not such Obligations are then due and payable, provided however, that Debtor may retain the proceeds from any insurance to the extent such proceeds are used entirely to repair or replace any damaged property. Debtor specifically authorizes Secured Party to disclose information from the policies of insurance to prospective insurers regarding the Collateral.

     15. Additional Collateral. If Secured Party should at any time be of the reasonable opinion that the Collateral is impaired, not sufficient or has declined or may decline in value, or should Secured Party deem payment of the Obligations to be insecure, then Secured Party may call for additional security satisfactory to Secured Party, and Debtor promises to furnish such additional security forthwith. The call for additional security may be oral, by telegram, or United States mail addressed to Debtor, and shall not affect any other subsequent right of Secured Party to exercise the same.

     F. ADDITIONAL PROVISIONS REGARDING ACCOUNTS. The following provisions shall apply to all accounts included within the Collateral:

            1. Definitions. The term "account" as used in this Agreement, shall have the same meaning as set forth in the Uniform Commercial Code of Texas in effect as of the date of execution hereof, and as set forth in any amendment to the Uniform Commercial Code of Texas to become effective after the date of execution hereof, and also shall include all present and future note, instruments, general intangibles, drafts, acceptances and chattel paper of Debtor, and the proceeds thereof.

           2. Additional Warranties. As of the time any account becomes subject to the security interest granted hereby, Debtor shall be deemed further to have warranted as to each and all of such accounts as follows: (a) each account and all papers and documents relating thereto are genuine and in all respects what they purport to be; (b) each account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services theretofore actually rendered by the Debtor to, the account debtor named in the account; (c) the amount of the account represented as owing is, to the best knowledge of Borrower, the correct amount actually and unconditionally owing except for normal cash discounts and is not subject to any setoffs, credits, defenses, deductions or countercharges; and (d) Debtor is the owner thereof free and clear of any charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

           3. Collection of Accounts. Secured Party shall have the right in its own name or in the name of the Debtor, after default, to require Debtor forthwith to transmit all proceeds of collection of accounts to Secured Party, to notify any and all account debtors to make payments of the accounts directly to Secured Party, to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of the Debtor on all commercial paper given in payment or part payment hereof, and in Secured Party's discretion to file any claim or take any other action or proceeding that Secured Party may reasonably deem necessary or appropriate to protect and preserve and realize upon the accounts and related Collateral. Unless and until an event of default has occurred and Secured Party elects to collect accounts and the privilege of Debtor to collect accounts is revoked by Secured Party in writing, Debtor shall continue to collect accounts. Secured Party shall have no duty or obligation whatsoever to collect any account, or to take any other action to preserve or protect the Collateral; however, should Secured Party elect to collect any account or take possession of any Collateral after an event of default has occurred, Debtor releases Secured Party from any claim or claims for loss or damage arising from any act or omission in connection therewith, except loss or damage resulting from the gross negligence or willful misconduct of Secured Party.

           4. Identification and Assignment of Accounts. Upon Secured Party's request, after an event of default, Debtor shall take such action and execute and deliver such documents as Secured Party may reasonably request in order to identify, confirm, mark, segregate and assign accounts and to evidence Secured Party's interest in same. Without limitation of the foregoing, Debtor, upon an event of default, agrees to assign all of its accounts to Secured Party, identify and mark accounts as being subject to the security interest granted hereby, mark Debtor's books and records to reflect such assignments, and forthwith to transmit to Secured Party in the form as received by Debtor any and all proceeds of collection of such accounts.

     G. EVENTS OF DEFAULT. Any Event of Default under the Credit Agreement shall constitute an "event of default" hereunder.

     H. REMEDIES. Upon the occurrence of an event of default, Secured Party, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

     1. Declare Obligations Due. Secured Party, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Debtor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

     2. Remedies. Secured Party shall have all of the rights and remedies provided for in this Agreement, the Mortgage (as defined in the Credit Agreement), and the Credit Agreement, the rights and remedies in the Uniform Commercial Code of Texas, and any and all of the rights and remedies at law and equity, all of which shall be deemed cumulative. Without limiting the foregoing, Debtor agrees that Secured Party shall have the right to (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties, which Debtor agrees to do; (b) take possession of the Collateral, with or without process of law, and, in this connection, enter any premises where the Collateral is located to remove same, to render it unusable, or to dispose of same on such premises; (c) sell, lease or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk; and/or (d) whether before of after default, collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owned by any person or entity with respect to the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Debtor shall be met if such notice is mailed, postage prepaid, to Debtor at the address of Debtor designated at the beginning of this Agreement, at least five (5) days before the day of any public sale or at least five (5) days before the time after which any private sale or other disposition will be made.

     3. Expenses. Debtor shall be liable for and agrees to pay the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. These expenses, together with interest thereon from the date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

     4.   Proceeds; Surplus; Deficiencies.  Proceeds received by Secured
Party from disposition of the Collateral shall be applied toward Secured Party's expenses and other Obligations in such order or manner as Secured Party may elect. Debtor shall be entitled to any surplus if one results after lawful application of the proceeds. Debtor shall remain liable for any deficiency.

     5. Remedies Cumulative. The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.


     I.   OTHER AGREEMENTS.

     1. Savings Clause. Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event
(i) the provisions of this paragraph shall govern and control, (ii) neither the Debtor nor his heirs, legal representatives, successors of assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that is in excess of the maximum amount permitted by law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

     2. Joint and Several Responsibility. If this Security Agreement is executed by more than one Debtor, the obligations of all such Debtors shall be joint and several.

     3. Waivers. Debtor and any maker, endorser, guarantor, surety or other party liable in any capacity respecting the Obligations hereby waive demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor and any other similar notice whatsoever.

     4. Severability. Any provision hereof found to be invalid by courts having jurisdiction shall be invalid only with respect to such provision (and then only to the extent necessary to avoid such invalidity). The offending provision shall be modified to the maximum extent possible to confer upon Secured Party the benefits intended thereby. Such provision as modified and the remaining provisions hereof shall be construed and enforced to the same effect as if such offending provision (or portion thereof) had not been contained herein, to the maximum extent possible.

     5. Use of Copies. Any carbon, photographic or other reproduction of this Agreement or any financing statement signed by Debtor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

     6. Relationship to Other Agreements. This Security Agreement and the security interests (and pledges and assignments as applicable) herein granted are in addition to (and not in substitution, novation or discharge of) any and all prior or contemporaneous security agreements, security interests, pledges, assignments, liens, rights, titles or other interests in favor of Secured Party or assigned to Secured Party by others in connection with the Obligations. All rights and remedies of Secured Party in all such agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

     7. Notices. Any notice or demand given by Secured Party to Debtor in connection with this Agreement, the Collateral or the Obligations shall be deemed given and effective upon deposit in the United States mail, postage prepaid, addressed to Debtor at the address of Debtor designated at the beginning of this Agreement. Actual notice to Debtor shall always be effective no matter how given or received.

     8. Headings and Gender. Paragraph headings in this Agreement are for convenience only and shall be given no meaning or significance in interpreting this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require.

     9. Amendments. Neither this Agreement nor any of its provisions may be changed, amended, modified, waived or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, amendment, modification, waiver or discharge is sought.

     10. Continuing Agreement. The security interest (and pledges and assignments as applicable) hereby granted and all of the terms and provisions in this Agreement shall be deemed a continuing agreement. They shall continue in full force and effect and remain effective between the parties until the expiration of four (4) years after repayment in full of all Obligations.

     11. Binding Effect. The provisions of this Security Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and the rights, powers and remedies of Secured Party hereunder shall inure to the benefit of the successors and assigns of Secured Party.


     12. Governing Law. This Security Agreement shall be governed by the laws of the State of Texas and applicable federal law.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                          SIGNATURE PAGE TO FOLLOW]


EXECUTED as of the date first written above.


                                      DEBTOR:

                                      MILLER PETROLEUM, INC.,
                                     a Tennessee corporation


                                     By:___________________________

                                           Deloy Miller
                                           Chief Executive Officer




                                      SECURED PARTY:

                                      PROSPECT ENERGY CORPORATION,
                                      a Maryland corporation


                                      By:_______________________________

                                      David L. Belzer
                                      Principal